United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

Langer, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-12991 (Commission File Number)	11-2239561 (IRS Employer Identification Number)

450 Commack Road, Deer Park, New York (Address of principal executive offices)	11729-4510 (Zip Code)

Registrant’s telephone number, including area code: 631-667-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with consummation of the Regal Acquisition (as defined below), Langer, Inc. (the “Company”), a Delaware company, entered into a Registration Rights Agreement (“Registration Rights Agreement”), dated January 8, 2006, with Regal Medical Supply, LLC, a North Carolina limited liability company (“Regal”). The Registration Rights Agreement provides for Langer to register under the Securities Act of 1933, the Consideration Shares (as defined below) on or before December 8, 2007.

A copy of the Registration Rights Agreement is attached to this report as Exhibit 10.1 is incorporated herein by reference as though fully set forth herein The foregoing summary description of the Registration Rights Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Registration Rights Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 8, 2007, Langer, Inc. (the “Company”), through Regal Acquisition Co. (the “Purchaser”), a wholly-owned subsidiary of the Company, completed the acquisition of certain assets of Regal Medical Supply, LLC, a North Carolina limited liability company (“Regal”) relating to its business of providing contracture management products and services (the “Regal Acquisition”).

The Regal assets were purchased pursuant to an asset purchase agreement dated December 15, 2006, by and among the Company, the Purchaser, Regal and each of John Eric Shero, William Joseph Warning, John P Kenney, Richard Alan Nace, Linda Ann Lee, Carl David Ray, and Roy Kelley (collectively, the “Seller Members”).

The purchase price for the Regal Acquisition was approximately $1.64 million, including the satisfaction of certain obligations to Regal affiliated parties in exchange for the delivery of excess working capital and was funded through the issuance of 379,167 shares of Langer common stock (the “Consideration Shares”) at a price of $4.3290. The purchase price will be subject to a post-closing downward adjustment to the extent that the net current assets included within the Regal Acquisition, as reflected on Regal’s closing date balance sheet, are less than $675,000 on the closing date.

The Consideration Shares issued in the Regal Acquisition were not registered under the Securities Act of 1933 in reliance upon the exemption from registration provided by Section 4(2) of that Act and Regulation D promulgated under that section, which exempts transactions by an issuer not involving any public offering.

A copy of the Purchase Agreement is attached to this report as Exhibit 10.2 is incorporated herein by reference as though fully set forth herein The foregoing summary description of the Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 2.01, which is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are filed herewith as a part of this report:

Exhibit	Description
10.1	Registration Rights Agreement dated as of January 8, 2007, by and between Langer, Inc., and Regal Medical Supply, LLC.
10.2

Asset Purchase Agreement dated as December 15, 2006, by and among Langer, Inc., Regal Acquisition Co., Regal Medical Supply, LLC, John Eric Shero, William Joseph Warning, John P Kenney, Richard Alan Nace, Linda Ann Lee, Carl David Ray, and Roy Kelley.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 12, 2007	Langer, Inc. By: /S/ W. Gray Hudkins Name: W. Gray Hudkins Title: Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Registration Rights Agreement dated as of January 8, 2007, by and between Langer, Inc., and Regal Medical Supply, LLC.
10.2

Asset Purchase Agreement dated as December 15, 2006, by and among Langer, Inc., Regal Acquisition Co., Regal Medical Supply, LLC, John Eric Shero, William Joseph Warning, John P Kenney, Richard Alan Nace, Linda Ann Lee, Carl David Ray, and Roy Kelley.